Exhibit 99.1

Iovance Biotherapeutics Announces Closing of $172.5 Million Common Stock Public Offering

Offering Includes Exercise in Full of the Underwriters’ Option to Purchase an Additional 3 Million Shares of Common Stock

SAN CARLOS, Calif., July 13, 2023 -- Iovance Biotherapeutics, Inc. (NASDAQ: IOVA), a biotechnology company focused on innovating, developing, and delivering novel polyclonal tumor infiltrating lymphocyte (TIL) therapies for patients with cancer, today announced the closing of an underwritten public offering of 23,000,000 shares of its common stock at a public offering price of $7.50 per share. The shares of common stock issued and sold in the offering include 3,000,000 shares issued upon the exercise in full by the underwriters of their option to purchase additional shares at the public offering price, less the underwriting discounts and commissions. The gross proceeds from the offering, before deducting the underwriting discounts and commissions and other estimated offering expenses payable by Iovance, are $172.5 million.

Iovance intends to use the proceeds from this offering to fund preparations for the commercial launch of lifileucel (if approved), including continuing to prepare the Iovance Cell Therapy Center, the Company’s manufacturing facility in Philadelphia, to support ongoing clinical programs including its NSCLC registration-directed study and its frontline advanced melanoma Phase 3 confirmatory trial, to expand the combination of TIL and immune checkpoint inhibitors (“ICIs”) in ICI naïve patient cohorts, to support the continued development of our pipeline candidates, to support Proleukin integration activities and for other general corporate purposes.

Goldman Sachs & Co. LLC and Jefferies LLC acted as joint lead book-running managers for the offering.

The shares of common stock described above were offered by Iovance pursuant to its shelf registration statement on Form S-3 that became automatically effective upon filing with the Securities and Exchange Commission on June 16, 2023. The offering was made by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained by contacting Goldman Sachs & Co. LLC by mail at 200 West Street, New York, NY 10282, Attention: Prospectus Department, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com or Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York, 10022, by telephone at (877) 547-6340, or by email at Prospectus_Department@Jefferies.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Iovance Biotherapeutics, Inc.

Iovance Biotherapeutics aims to be the global leader in innovating, developing and delivering tumor infiltrating lymphocyte (TIL) cell therapies for patients with cancer. We are pioneering a transformational approach to cure cancer by harnessing the human immune system’s ability to recognize and destroy diverse cancer cells in each patient. Our lead late-stage TIL product candidate, lifileucel for metastatic melanoma, has the potential to become the first approved one-time cell therapy for a solid tumor cancer. The Iovance TIL platform has demonstrated promising clinical data across multiple solid tumors. We are committed to continuous innovation in cell therapy, including gene-edited cell therapy, that may extend and improve life for patients with cancer. For more information, please visit www.iovance.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements” of Iovance Biotherapeutics, Inc. (hereinafter referred to as the “Company,” “we,” “us,” or “our”) within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). All such written or oral statements made in this press release, other than statements of historical fact, are forward-looking statements and are intended to be covered by the safe harbor for forward-looking statements provided by the PSLRA. Without limiting the foregoing, we may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “forecast,” “guidance,” “outlook,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes and are intended to identify forward-looking statements. The forward-looking statements include, but are not limited to, statements about the Company’s anticipated use of proceeds from the public offering. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business. Forward-looking statements are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this press release are made as of the date of this press release, and we undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are outside of our control, which may cause actual results, levels of activity, performance, achievements and developments to be materially different from those expressed in or implied by these forward-looking statements. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of these filings are available online at www.sec.gov.

CONTACTS

Iovance Biotherapeutics, Inc:
Sara Pellegrino, IRC
Senior Vice President, Investor Relations & Corporate Communications
650-260-7120 ext. 264
Sara.Pellegrino@iovance.com

Jen Saunders

Director, Investor Relations & Public Relations
267-485-3119
Jen.Saunders@iovance.com